UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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JELD-WEN HOLDING, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JELD-WEN HOLDING, INC.

2645 SILVER CRESCENT DRIVE

CHARLOTTE, NC 28273, USA

Supplemental Communication to Stockholders who Received Notice Regarding

Availability of Proxy Materials

You are receiving this communication because you hold shares in the company named above and you previously received a Notice of Internet Availability of Proxy Materials, which was first mailed to stockholders on March 27, 2020. This supplemental notice is being provided to remind you that the time and location of the 2020 Annual Meeting is 7:00 ET on May 7, 2020. In response to the public health emergency caused by the global COVID-19 coronavirus pandemic, the 2020 Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/JELD2020.

This is not a ballot. You cannot use this communication to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

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Have the information that is printed in the box marked by the arrow on the original Notice of Internet Availability that was sent to you previously and visit: www.proxyvote.com.

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